UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): October 29, 2008

Asia Global Holdings Corp.
(Exact name of Registrant as specified in its charter)

NEVADA	333-64804	75-3026459
(State of incorporation	(Commission file number)	(I.R.S. employer identification number)
or organization)

601B Tower 1, Cheung Sha Wan Plaza 889 Cheung Sha Wan Road Kowloon, Hong Kong (Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: 213-243-1503

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election or Directors; Appointment of Principal Officers

On October 29, 2008, the Company accepted the resignation of Michael Mak as the Company’s Chief Executive Officer, Chief Financial Officer and as a Director, prior to the acceptance of Mr. Mak’s resignation, the Board of Directors appointed John Leper, Chairman of the Board of Directors, Chief Executive Officer and Chief Financial Officer. The Board also appointed Hin Lee Kwong as Secretary and as a Director of the Board.

John Leper, 52, has been the Company’s Secretary, a member of the Board of Directors and Vice President contributing in the areas of marketing, business development, corporate planning and strategy since 2004. From May 2001 to September 2003, Mr. Leper served as the Chief Marketing Officer and Strategist for Stanford International Holding Corporation. Mr. Leper was a founding start-up manager of a US based direct marketing company with yearly revenues now well over US$200 million. Possessing strong creative marketing skills, uncanny vision and the management ability and experience to turn concepts into profitable realities, Mr. Leper has been a very early mover in numerous major industries including online marketing, television home shopping, direct marketing, digital media & entertainment and now US-China business ventures. Mr. Leper was the Executive Producer and Executive Manager of “Lets Go Shopping” the pioneering TV shopping show in the 1980s which was well ahead of the multibillion dollar TV home shopping market curve. In 1995, Mr. Leper founded and published “Listen to the Music” the world's first new media/multimedia music magazine.

Hin Lee Kwong, 50, has served as a Director of the Company’s wholly-owned subsidiary Sino Trade-Intelligent Development Corp. Ltd. (“Sino Trade”). Since joining Sino Trade, Mr. Kwong has been responsible for the overall strategy and administrative affairs of the Company. Prior to joining Sino Trade, Mr. Kwong served in key management roles in several Hong Kong and PRC companies specializing in the areas of business development and marketing. Mr. Kwong served as Production and Quality Control Manager for Outboard Marine Asia Limited for eight years, managing the Company’s production facilities. Mr. Kwong then joined LTK Industrial Limited, an electrical and power cable manufacturing company, as Product Marketing Manager and oversaw their production and product management. In 1991, Mr. Kwong joined SongLam Industrial Limited as Business Development Manager. With SongLam, Mr. Kwong’s primary responsibility was promotion and marketing of the Company’s portfolio of merchandises.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

17.1	Resignation of Michael Mak dated October 29, 2008
99.1	Board of Directors Resolution dated October 29, 2008

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASIA GLOBAL HOLDINGS CORP.

Dated: October 29, 2008	By:	/s/ John Leper
John Leper, Chief Executive Officer and Interim Chief Financial Officer